UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AEROJET ROCKETDYNE HOLDINGS, INC.

(Name of the Registrant as Specified In Its Charter)

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION:

GAIL BAKER

MARION C. BLAKEY

MAJ. GEN. CHARLES F. BOLDEN (RET.)

GENERAL KEVIN P. CHILTON, USAF (RET.)

THOMAS A. CORCORAN

EILEEN P. DRAKE

DEBORAH LEE JAMES

GENERAL LANCE W. LORD, USAF (RET.)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY SOLICITATION STATEMENT – SUBJECT TO COMPLETION,

DATED APRIL 22, 2022

SOLICITATION STATEMENT TO CALL A SPECIAL MEETING OF STOCKHOLDERS

OF

AEROJET ROCKETDYNE HOLDINGS, INC.

BY

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

This Solicitation Statement and the enclosed WHITE agent designation card are being furnished by the Committee for Aerojet Rocketdyne Shareholders and Value Maximization (the “Committee”) in connection with its solicitation from holders of common stock (“Common Stock”) of Aerojet Rocketdyne Holdings, Inc. (the “Company”) of the appointments of persons to be designated as the stockholders’ agent for the purpose of calling a special meeting of stockholders of the Company (the “special meeting”).

The Committee is composed of Eileen P. Drake, General Kevin P. Chilton, USAF (Ret.), General Lance W. Lord, USAF (Ret.), Thomas A. Corcoran, Gail Baker, Marion C. Blakey, Charles F. Bolden and Deborah Lee James (collectively, the “Participants”, “we” or “us”). Ms. Drake, Gen. Chilton, Gen. Lord and Mr. Corcoran currently constitute four of the eight members of the Company’s Board of Directors, and we refer to them collectively as the “Incumbent Directors”.

The Participants seek to call the special meeting for the purpose of considering and voting upon the following proposals (the “Proposals”), as more fully described in this Solicitation Statement:

•	Proposal 1: remove all eight members of the Company’s Board of Directors, subject to the concurrent election of a new Board pursuant to Proposal 2;

•	Proposal 2: subject to the concurrent approval of Proposal 1, elect a new eight-member Board of Directors;

•

Proposal 3: approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2; and

•	Proposal 4: transact such other business as may properly be included in the notice of special meeting.

The Participants are seeking to call the special meeting to elect a new Board because the current eight-member Board of Directors is deadlocked four-to-four on a number of important issues, including setting the date and time of the 2022 annual meeting of stockholders. In fact, for close to two months the Incumbent Directors have sought to establish a specific annual meeting date so that stockholders get the opportunity to decide for themselves the composition of their Board of Directors. During this time Executive Chairman Warren G. Lichtenstein and his three associates on the Board have actively thwarted that effort. The last annual meeting of Aerojet Rocketdyne stockholders was held almost one year ago, on May 5, 2021. Pursuant to the Company’s Bylaws, the special meeting shall be called upon written request by stockholders holding shares of stock entitling such stockholders to cast at least 25% of the votes that would be cast if all issued and outstanding shares of stock entitled to vote at such meeting were present and voted. We are not currently seeking your proxy, consent, authorization or agent designation for approval of any of the Proposals or any other action at the special meeting. In the event the special meeting is called, the Participants intend to disseminate proxy materials relating to the Proposals to be voted on at the special meeting.

THIS SOLICITATION OF AGENT DESIGNATIONS IS BEING MADE BY THE PARTICIPANTS IN THEIR INDIVIDUAL CAPACITY AND NOT BY OR ON BEHALF OF THE COMPANY. WE ARE ASKING EACH STOCKHOLDER OF THE COMPANY TO APPOINT EACH OF THE DESIGNATED AGENTS AS SUCH

STOCKHOLDER’S AGENT FOR THE PURPOSE OF CALLING A SPECIAL MEETING BY COMPLETING THE ACCOMPANYING WHITE AGENT DESIGNATION CARD.

This Solicitation Statement is first being sent to stockholders, along with the enclosed WHITE agent designation card, on or about May [●], 2022.

If you have any questions regarding your WHITE agent designation card or need assistance in executing your agent designation card, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Shareholders call Toll-Free: (888) 886-4425

All Others Call: (212) 269-5550

Email: AJRD@dfking.com

QUESTIONS AND ANSWERS ABOUT THIS SOLICITATION OF AGENT DESIGNATIONS

The following are some questions you, as a stockholder, may have about the solicitation of agent designations and answers to those questions. The following is not meant to be a substitute for the information contained in the remainder of this Solicitation Statement, and the information contained below is qualified by the more detailed descriptions and explanations contained elsewhere in this document. We urge you to read this entire document carefully before making any decision on whether to appoint any agent hereunder.

For what purpose are you soliciting agent designations from stockholders?

We are asking the stockholders of the Company to execute a WHITE agent designation card to appoint the Designated Agents (as defined in the enclosed agent designation card) to act on behalf of the stockholders to call the special meeting.

For close to two months the Incumbent Directors have sought to establish a specific annual meeting date so that stockholders get the opportunity to decide for themselves the composition of their Board of Directors. During this time the four-member faction of the Board led by Executive Chairman Warren G. Lichtenstein has actively thwarted that effort. We refer to such faction as the “Steel Partners Directors”, which is comprised of Mr. Lichtenstein, James R. Henderson, Audrey A. McNiff and Martin Turchin.

How many agent designations must be received in order to call a special meeting?

Pursuant to the Company’s Bylaws, the special meeting shall be called upon written request by stockholders holding shares of stock entitling such stockholders to cast at least 25% of the votes that would be cast if all issued and outstanding shares of stock entitled to vote at such meeting were present and voted. Please see the section entitled “The Special Meeting” for additional information.

Are you soliciting agent designations for the Proposals at the special meeting?

No. This solicitation of agent designations is solely for the purpose of calling the special meeting. In the event the special meeting is called, we will send you a separate set of proxy materials relating to the Proposals to be voted on at the special meeting. We are currently not soliciting proxies, consents, authorizations or agent designations for approval of any of the Proposals or any other action at the special meeting.

What should I do if I decide to revoke my agent designation?

An executed agent designation card may be revoked at any time before the action authorized by the previously executed agent designation becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the agent designation previously given is no longer effective. The delivery of a completed, later dated agent designation card will revoke any earlier dated agent designation. The revocation must be delivered to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

BACKGROUND OF THE SOLICITATION

•

In December 2020, following extensive consideration of a range of potential strategic alternatives and months of negotiations, the Company entered into a merger agreement with Lockheed Martin, pursuant to which the Company would merge with and into Lockheed Martin in exchange for consideration of, among other things, $56.00 per share (inclusive of a $5.00 per share cash special one-time dividend that was paid in March 2021). In all, the merger consideration totaled approximately $4.4 billion. Stockholders, including Steel Partners, voted to approve the merger on March 9, 2021.

•

In Fall 2021, information received by the Board indicated Mr. Lichtenstein was working to undermine the transaction, denigrating Company management and intending to seize control if the Lockheed Martin merger failed. These allegations, if validated, could put in question Mr. Lichtenstein’s fitness to continue serving as a Company director. The reports were particularly troubling given that Mr. Lichtenstein voted as a director to recommend the transaction to stockholders, a decision that required him to conclude the transaction was in the best interest of the Company and its stockholders.

•

In September 2021, the six non-executive directors on the Company’s Board, including the three Lichtenstein allies, sent him a written directive to cease and desist from communicating with third parties about the merger and Company’s executive management. The same six directors later approved an internal investigation into Mr. Lichtenstein’s conduct, to be conducted by external independent counsel.

•

On January 21, 2022, Mr. Lichtenstein called a special Board meeting to be held three days later on January 24. When Ms. Drake wrote to Mr. Lichtenstein (copying the entire Board) and inquired into the agenda and purpose for the special meeting, Mr. Lichtenstein informed her that the meeting was to discuss the slate of directors for the Company’s 2022 annual meeting in the event the transaction with Lockheed Martin failed to close. We are not aware of any effort by Mr. Lichtenstein, or by any Steel Partners Director, before the January 24 special meeting to confer with Aerojet’s Corporate Governance & Nominating Committee—the committee responsible for evaluating and making a recommendation on the Company’s director nominees.

•

One hour before the January 24 special meeting was set to begin, Mr. Lichtenstein circulated an agenda, including proposed resolutions fixing the latest date for the Company’s 2022 annual meeting as May 4, 2022 and establishing the director slate on which stockholders would be asked to vote. Mr. Lichtenstein’s proposed slate included all of the Company’s current directors except Mr. Corcoran—the director supervising the ongoing investigation into Mr. Lichtenstein’s alleged misconduct.

•

By proposing that the Board nominate all of the Company’s current directors, except Mr. Corcoran, Mr. Lichtenstein’s proposal, if approved by the Board and supported by the stockholders at the annual meeting, would give him and his faction 4-3 voting control of the Board following the annual meeting, and would have the effect of removing the sole director supervising the internal investigation of Mr. Lichtenstein’s conduct on behalf of the non-executive members of the Board.

•

Upon receipt of Mr. Lichtenstein’s agenda and proposed resolutions, Ms. Drake wrote to Mr. Lichtenstein (copying the entire Board) and informed Mr. Lichtenstein that it was not consistent with the Board’s nomination processes and procedures to select a Board slate before Aerojet’s regularly scheduled February Board meeting (at which this topic would ordinarily be considered) and before the slate formally recommended by the Corporate Governance & Nominating Committee.

•

In light of the Board’s delegation of these governance responsibilities and duties to the Corporate Governance & Nominating Committee, Ms. Drake requested in writing to Mr. Lichtenstein (copying the entire Board) that the issue of director nominees be tabled until the February Board meeting. Mr. Lichtenstein never responded.

•

Rather than adhere to the Company’s well-established nomination process, Mr. Lichtenstein attempted to circumvent the Corporate Governance & Nominating Committee (and its procedures) to ensure that he would have a seat on the Board regardless of the outcome of the ongoing internal investigation into his conduct. In addition, the Company’s then-general counsel (who regularly attends Board meetings and takes minutes for Company board meetings) was excluded from the meeting by Mr. Lichtenstein.

•

The January 24 special meeting began with all the members of the Board in attendance by telephone except Mr. Corcoran (who was only in attendance for part of the meeting). Mr. Lichtenstein explained to the Board that he wanted to pass the following resolution that same day:

RESOLVED, that in the event Aerojet’s merger with Lockheed Martin does not close for any reason by the 2022 annual meeting of stockholders (the “Annual Meeting”), Aerojet’s slate of director candidates for election at the Annual Meeting will be fixed at seven (7) individuals comprised of General Kevin P. Chilton, James R. Henderson, Warren G. Lichtenstein, General Lance W. Lord, Audrey A. McNiff, Martin Turchin and Eileen P. Drake.

•

As previously noted, this proposed director slate included all of the current Board members except Mr. Corcoran, the director supervising the ongoing internal investigation into Mr. Lichtenstein on behalf of the non-executive board members who authorized the investigation.

•

Following discussion of the resolution, Mr. Corcoran joined the call to explain that Mr. Lichtenstein had urged him to agree not stand for reelection at the 2022 annual meeting. Gen. Chilton, Mr. Corcoran, Ms. Drake, and Gen. Lord then informed Mr. Lichtenstein that they would vote against his proposed resolution which appeared to be an attempt to guarantee Mr. Lichtenstein’s re-nomination to Aerojet’s Board given, among other reasons, Mr. Lichtenstein’s disregard of the Company’s ordinary corporate governance processes and procedures for nominating directors.

•

Once it became clear that Mr. Lichtenstein would not have enough votes to pass the resolution, he decided to move the vote on his proposal to another special meeting of the Board that he intended to call on Thursday, January 27, 2022, and asked everyone to reconsider voting for his proposed resolutions.

•

On January 26, 2022, Mr. Lichtenstein once again disregarded the Company’s established processes and procedures for nominating directors, and e-mailed the Board an agenda for another special Board meeting to be held the next day. The agenda included approving the Company’s director slate for the 2022 annual meeting and approving a letter agreement with Steel Partners, a stockholder of the Company that is controlled by Mr. Lichtenstein, concerning his proposed director slate (the “Letter Agreement”). The Letter Agreement sought a binding agreement between the Company and Steel Partners that in the event the merger with Lockheed Martin did not close, as we believe Mr. Lichtenstein desired, Aerojet’s director slate for the 2022 annual meeting would be comprised of Gen. Chilton, Ms. Drake, Mr. Henderson, Mr. Lichtenstein, Gen. Lord, Ms. McNiff, and Mr. Turchin (which again excluded Mr. Corcoran). In exchange, Steel Partners would agree not to nominate its own slate of director candidates for election at the 2022 annual meeting under the Company’s advance notice bylaw.

•	Mr. Lichtenstein subsequently canceled the January 27 special meeting when, in our belief, he learned that he would not have the necessary votes to push through his agenda.

•

On January 28, 2022, one day later and approximately one week before the end of the window of stockholder nominations for the 2022 annual meeting of stockholders, Mr. Lichtenstein delivered to the Company documentation purporting to nominate a new slate of directors through an affiliate of Steel Partners. The notice, which was submitted to the Company’s Corporate Secretary, nominated a different slate of directors (the “Steel Slate”) than Mr. Lichtenstein had previously sought to nominate through his January 24 proposed resolution and January 27 proposed Letter Agreement.

•

The Steel Slate included Mr. Lichtenstein and the other directors having ties to Steel Partners—Mr. Henderson, Mr. Turchin, and Ms. McNiff—along with three new director candidates—Heidi Wood, Aimee Nelson, and Joanne Maguire. Notably, the Steel Slate excluded the Company’s CEO, Ms. Drake and the three independent directors that days earlier had indicated that they would refuse to approve Mr. Lichtenstein’s proposal seeking to guarantee his nomination at the 2022 annual meeting regardless of the outcome of the ongoing internal investigation.

•

Over the course of the weekend of January 29–30, 2022, the Incumbent Directors tried to negotiate an agreement to avert a costly and time-consuming proxy contest by offering to delay the annual meeting or otherwise provide additional time for stockholders, including Steel Partners, to nominate directors for the 2022 annual meeting. However, Mr. Lichtenstein would not agree to any resolution that did not immediately and absolutely guarantee a seat on the Board for either himself or a Steel Partners’ representative, regardless of the outcome of the ongoing investigation into his conduct.

•

On February 1, 2022, eleven days after Mr. Lichtenstein called the first special board meeting seeking to remove Mr. Corcoran from the Company’s slate of nominees, Steel Partners and Mr. Lichtenstein finally filed an amendment to their Schedule 13D, disclosing Steel Partner’s January 28 notice nominating the Steel Slate. The 13D amendment failed to disclose any of the efforts on the part of Mr. Lichtenstein to take control of the Board during the prior week.

•

On February 7, 2022, the Steel Partners Directors filed suit in the Court of Chancery of the State of Delaware seeking that the Board be barred from playing its traditional role of (a) nominating a board slate, (b) soliciting proxies on behalf of the slate and (c) protecting the enterprise and the election process from threats.

•

On February 11, 2022, the Incumbent Directors filed suit against the Steel Partners Directors and Steel Partners in the Court of Chancery of the State of Delaware seeking, among other things, an order appointing a special committee of the Company’s Board, consisting of General Chilton, Mr. Corcoran, and General Lord, to manage the Company’s response to the proxy contest launched by Steel Partners, Mr. Lichtenstein and his nominees in light of the Board’s deadlock regarding the annual election, or, alternatively, appointing a custodian to break the deadlock.

•

In light of the filing of their lawsuit against the Steel Partners Directors and Steel Partners, the Incumbent Directors sought that the court hold a trial in May 2022 to allow for it to occur prior to the annual meeting to occur in either May or June, at the latest. Steel Partners sought a trial date in July 2022, after the annual meeting.

•	On February 13, 2022, Lockheed Martin delivered notice of termination of the merger agreement with the Company.

•

At a February 15, 2022 hearing on a motion for a temporary restraining order, the Delaware Court of Chancery granted the Steel Directors’ motion providing that no director, officer employee, advisor or agent of the Company or anyone acting in concert with them shall, absent written Board approval, make or issue (i) any public statement, press release, or disclosure pertaining to the proxy contest in the name of the Company, but may do so in their individual capacity, or (ii) take action on behalf of the Company or use Company resources to support any candidate. Since the window for director nominations had already closed, in its written order issued on February 23, 2022, the Delaware Court of Chancery provided that the Incumbent Directors would have five days (until February 28, 2022) to submit an alternative slate of director nominees for the 2022 annual meeting of stockholders.

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On February 25, 2022 the Court of Chancery entered an order scheduling a trial to be held on May 23-25, 2022. The Court also asked that “If the annual meeting is not occurring in June 2022 as expected, the parties should inform the court as soon as possible.”

•	On the morning of February 28, 2022, after the Court had set the May trial date, a representative of Mr. Lichtenstein delivered to a representative of Ms. Drake the following e-mail (emphasis added):

Ray:

I understand that the Company’s annual meetings have typically occurred in early May. By way of example, the 2019 annual meeting occurred on May 9, the 2020 annual meeting occurred on May 6, and the 2021 annual meeting occurred on May 5. We believe the Company should stick as closely as possible to the traditional schedule. Because our trial is scheduled for May 23-25, 2022, and because the Court believes the trial should occur before the 2022 annual meeting, we think the meeting should occur in early June at the latest. We believe the Board should take up this issue as soon as possible given the Court’s request that we report “as soon as possible” “[i]f the annual meeting is not occurring in June 2022 as expected.” Let me know if it would be helpful to discuss.

Tom

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On the evening of February 28, 2022, Ms. Drake, in her capacity as a stockholder of the Company, delivered to the Company a notice of nomination of each of the eight Participants for election as directors of the Company at the 2022 annual meeting of stockholders (the “Independent Slate”). The Independent Slate is composed of Eileen P. Drake, General Kevin P. Chilton, USAF (Ret.), General Lance W. Lord, USAF (Ret.), Thomas A. Corcoran, Gail Baker, Marion C. Blakey, Charles F. Bolden and Deborah Lee James. If Ms. Drake had not submitted an alternative slate of director nominees by that date, the Steel Slate would have been the only slate that could have been voted on by stockholders at the 2022 annual meeting.

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On March 1, 2022, a representative of Ms. Drake proposed to a representative of Mr. Lichtenstein that, among other things, (1) all parties agree that the litigation be stayed and (2) that the Board of Directors schedule an annual meeting for May 3, 2022. The proposed date of the annual meeting was consistent with the proposal made by Mr. Lichtenstein one day earlier that the “Company should stick as closely as possible to the traditional schedule.”

•

On March 3, 2022, a representative of Mr. Lichtenstein responded back to a representative of Ms. Drake, noting that “We are not willing to stay the litigation at this time. In light of the fact that the Court has set the trial for May 23-25, 2022 and expects the trial to occur before the 2022 annual meeting, we believe the annual meeting should occur during the week of May 30 - June 3. We believe the record date should be in the first week of April” (emphasis added).

•	On March 5, 2022, a representative of Ms. Drake suggested to a representative of Mr. Lichtenstein that the parties schedule an annual meeting on May 5, 2022.

•

On March 6, 2022, a representative of Mr. Lichtenstein responded back suggesting that, subject to various assurances, they had “no objection to a proposed record date of April 4, provided it precedes the annual meeting by at least forty-five days, so that the proxy contestants have sufficient time to solicit.”

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On March 7, 2022, the Incumbent Directors dismissed without prejudice the lawsuit they had previously filed in the Court of Chancery of Delaware in order to avoid further litigation and move expeditiously towards an annual meeting of stockholders.

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On April 5, 2022, Mr. Lichtenstein delivered notice to the Company of his filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 disclosing an intention to acquire slightly over $1 billion in Company voting securities in the near future.

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On April 9, 2022, the Incumbent Directors proposed to the Steel Partners directors the setting of a record date for the annual meeting of April 21, 2022, and a meeting date of May 27, 2022. The Steel Partners Directors did not agree, or make a counter-proposal.

•

On April 20, 2022, a representative of Mr. Lichtenstein notified the Independent Directors that his client “is not willing to support a meeting date sooner than thirty days after the Court’s ruling.” This could result in the 2022 annual meeting occurring no earlier than July 2022, and potentially as late as September 2022.

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Also on April 20, the Independent Directors (General Chilton, Mr. Corcoran and General Lord) and Ms. Drake filed a Counterclaim in the Delaware litigation alleging, among other things, that: (a) Mr. Lichtenstein and the other directors affiliated with Steel Partners have a fiduciary obligation to recuse themselves on votes on matters in which Steel Partners and Mr. Lichtenstein have a conflict of interest; (b) Mr. Lichtenstein has a conflict of interest with respect to matters relating to Steel Partners’ proxy solicitation and potential stock purchase; (c) the other directors affiliated with Steel Partners share Mr. Lichtenstein’s conflict of interest; and (d) those directors are violating their fiduciary duties by failing to abstain from votes in which they have a conflict of interest and, by doing so, preventing the Board from acting independently to protect stockholder interests. The Counterclaim further alleges that Mr. Lichtenstein and the other Steel Partners-affiliated directors have conflicts of interest because Mr. Lichtenstein stands to lose millions of dollars in annual compensation he has earned as Executive Chairman if he is not reelected to the Board, and because Steel Partners’ proxy fight is receiving an unfair advantage by virtue of the Board deadlock.

REASONS FOR OUR SOLICITATION

We are asking the stockholders of the Company to execute a WHITE agent designation card to appoint the Designated Agents to act on behalf of the stockholders to call the special meeting. The Participants are seeking to call the special meeting to elect a new Board because the incumbent Board of Directors is deadlocked on a number of important issues, including setting the date of the 2022 annual meeting of stockholders. As of the date of this Solicitation Statement, the four-member faction of the Board led by Mr. Lichtenstein is refusing to agree to a date certain for the 2022 annual meeting of stockholders. The last annual meeting of Aerojet Rocketdyne stockholders was held almost one year ago, on May 5, 2021. Absent stockholder intervention, we believe Mr. Lichtenstein will continue to drag out the process much like he has done over the last two months.

We are not currently seeking your proxy, consent, authorization or agent designation for approval of any of the Proposals or any other action at the special meeting.

IMPORTANT

Please complete, sign and date the enclosed WHITE agent designation card as soon as possible.

IF YOUR SHARES OF COMPANY COMMON STOCK ARE REGISTERED IN YOUR OWN NAME, PLEASE SIGN, DATE AND MAIL THE ENCLOSED WHITE AGENT DESIGNATION CARD TO D.F. KING IN THE POSTAGE-PAID ENVELOPE PROVIDED.

IF YOUR SHARES OF COMPANY COMMON STOCK ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, BANK NOMINEE OR OTHER INSTITUTION, ONLY IT CAN SIGN A WHITE AGENT DESIGNATION CARD WITH RESPECT TO YOUR SHARES AND ONLY UPON RECEIPT OF SPECIFIC INSTRUCTIONS FROM YOU. ACCORDINGLY, YOU SHOULD CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR A WHITE AGENT DESIGNATION CARD TO BE SIGNED REPRESENTING YOUR SHARES OF COMPANY COMMON STOCK. THE COMMITTEE URGES YOU TO CONFIRM IN WRITING YOUR INSTRUCTIONS TO THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND TO PROVIDE A COPY OF SUCH INSTRUCTIONS TO THE COMMITTEE C/O D.F. KING TO THE ADDRESS BELOW, SO THAT THE COMMITTEE WILL BE AWARE OF ALL INSTRUCTIONS GIVEN AND CAN ATTEMPT TO ENSURE THAT SUCH INSTRUCTIONS ARE FOLLOWED.

If you have any questions regarding your WHITE agent designation card or need assistance in executing your agent designation card, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Shareholders call Toll-Free: (888) 886-4425

All Others Call: (212) 269-5550

Email: AJRD@dfking.com

THE SPECIAL MEETING

We are soliciting agent designations to appoint designated agents to act on behalf of the Company’s stockholders to call the special meeting. We are furnishing this Solicitation Statement and the WHITE agent designation card to enable you and the Company’s other stockholders to support us in calling the special meeting.

Special Meeting Request; Notice of Special Meeting

Pursuant to Section 2.2 of the Company’s Bylaws, the special meeting shall be called upon written request by stockholders holding shares of stock entitling such stockholders to cast at least 25% of the votes that would be cast if all issued and outstanding shares of stock entitled to vote at such meeting were present and voted. Such written request must be delivered to the President or Secretary, and upon delivery thereof, it shall be the duty of the President or Secretary to give notice of such meeting in the manner provided in the Bylaws. If such written request be refused, the stockholders making such request may call such meeting by giving notice thereof in the manner provided in the Bylaws.

Given the pending temporary restraining order imposed by the Court of Chancery of the State of Delaware, we expect that, absent Board action the Company’s President and Secretary will not give notice of the special meeting. However, Section 2.5 of the Bylaws provides that in case of a special meeting duly requested by stockholders pursuant to Section 2.2 and for which the President or Secretary has refused to give notice, notice of the meeting can be given by the stockholders entitled to call such meeting. Therefore, absent Board action, we expect to deliver prompt notice of the special meeting after we receive agent designations from holders of at least 25% of the votes that would be cast if all issued and outstanding shares of stock entitled to vote at such meeting were present and voted.

The Participants reserve the right not to call the special meeting, even if they receive Agent Designations from holders of at least 25% of the outstanding shares of Common Stock, if circumstances change (such as the Steel Partners Directors agreeing to hold the annual meeting by June 21, 2022).

Time and Location of Special Meeting

A stockholder, by executing the attached Agent Designation, will constitute and appoint the designated agents, with full power of substitution, the proxy and agent of such stockholder to exercise any and all other rights of such stockholder incidental to calling the special meeting, including, without limitation, calling the special meeting, setting the date, time and location of the special meeting, and signing and delivering the notice of the special meeting.

Currently, the Participants intend to call for a special meeting on June 21, 2022 at [                ] at a location to be determined. However, the Participants may, in their discretion, select a different date for the special meeting. Any such change would be included in the notice of meeting sent to stockholders in connection with the meeting.

PLANS FOR THE SPECIAL MEETING

If we are successful in our solicitation of agent designations and the special meeting is called, we expect to present the following Proposals for a vote of stockholders at the special meeting:

•	Proposal 1: remove all eight members of the Company’s Board of Directors, subject to the concurrent election of a new Board pursuant to Proposal 2;

•	Proposal 2: subject to the concurrent approval of Proposal 1, elect a new eight-member Board of Directors;

•

Proposal 3: approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2; and

•	Proposal 4: transact such other business as may properly be included in the notice of special meeting.

In the event the special meeting is called, we intend to send to all stockholders of record proxy materials relating to the Proposals to be voted upon at the special meeting, and we intend to solicit in favor of Proposal 1 and 3, and for the election of the Independent Slate under Proposal 2. We also expect to request, in any future proxy solicitation relating to the special meeting, authority to (i) initiate and vote for proposals to recess or adjourn the special meeting for any reason and (ii) oppose and vote against any proposal to recess or adjourn the special meeting. We do not currently anticipate additional proposals on any substantive matters at the special meeting. Nevertheless, we reserve the right to either modify the Proposals or cause additional proposals to be identified in the notice of, and in, the proxy materials for the special meeting. We are not aware of any other proposals to be brought before the special meeting. However, should other proposals be brought before the special meeting, we will vote our proxies on such matters in our discretion.

We will solicit votes for the Proposals only by means of a separate proxy statement and proxy card once the special meeting has been called. If we are successful in calling the special meeting as a result of the solicitation of agent designations from the stockholders of the Company, we will include in our definitive proxy statement for the special meeting information regarding voting at that special meeting. The sole purpose of this solicitation, and the only effect of your designation on the enclosed WHITE agent designation card, is to call the special meeting. We will similarly disseminate a WHITE proxy card in connection with such solicitation of proxies at the special meeting.

Accordingly, we urge you to join with us in the calling of the special meeting for the purpose of submitting the Proposals to provide stockholders with an opportunity to vote on such Proposals by signing the returning the enclosed WHITE agent designation card. To help us call the special meeting, please follow the instructions for executing and delivering agent designations described below.

VOTING SECURITIES

The Common Stock constitutes the voting securities of the Company for purposes of this solicitation of agent designations. Based upon information provided in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company had 80,544,197 shares of Common Stock outstanding at February 11, 2022. Cumulative voting is not permitted.

APPRAISAL RIGHTS

Stockholders are not entitled to appraisal or dissenters’ rights in connection with the solicitation of agent designations or this Solicitation Statement.

SOLICITATION OF AGENT DESIGNATIONS

Our members, agents and representatives may solicit agent designations. Agent designations will be solicited by mail, e-mail, advertisement, telephone, facsimile and other electronic means, and in person. None of those persons will receive additional compensation for their solicitation efforts in connection with this solicitation of agent designations.

In addition, we have retained D.F. King & Co., Inc. (“D.F. King”) to assist in this solicitation of agent designations, for which services D.F. King will be paid a fee not to exceed $[●], subject to the election of the Independent Slate at the special meeting and approval of reimbursement of such payments by the new Board of Directors. D.F. King will also be reimbursed for its reasonable out-of-pocket expenses. It is anticipated that approximately [●] persons will be employed by D.F. King to solicit stockholders in connection with this effort. D.F. King does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this solicitation of agent designations.

We will request that banks, broker firms, dealers, trust companies and other nominees forward solicitation materials to beneficial owners of Common Stock. We will reimburse such banks, broker firms, dealers, trust companies and other nominees for their reasonable expenses for sending solicitation material to the beneficial owners.

Our estimate of the total cost to be incurred in connection with this solicitation of agent designations is $[●]. To date, $[●] of expenses have been incurred in connection with this solicitation of agent designations. Costs related to the solicitation of agent designations may include expenditures for attorneys, investment bankers, accountants, printing, advertising, postage and related expenses and fees. We will bear the costs of this solicitation. To the extent legally permissible, if successful in the solicitation of agent designations, we currently intend to seek reimbursement from the Company for the costs of this solicitation. Following the special meeting, should the Independent Directors be elected, we intend to request that the Board approve the reimbursement of such expenses. We do not currently intend to submit the question of such reimbursement to a vote of the stockholders of the Company, but if the matter is submitted to a vote of the Company’s stockholders, we will vote our shares in favor of such reimbursement and will accept the results of such stockholder vote.

AGENT DESIGNATION PROCEDURES

Pursuant to this Solicitation Statement, the Participants are soliciting from the holders of the Company’s outstanding common stock the designation by stockholders of specified persons to serve as such stockholders’ proxy and agent and the authorization of these designated agents to (i) call the special meeting and (ii) exercise any and all other rights of such stockholders incidental to calling the special meeting and causing the purposes of the authority expressly granted pursuant to the written requests to the designated agents to be carried into effect (including, without limitation, calling the special meeting, setting the date, time and location of the special meeting, and signing and delivering the notice of the special meeting).

Executed agent designations should be delivered by mail using the enclosed postage-paid envelope. If we receive executed agent designations from the holders of at least 25% of the outstanding shares, we intend to cause the designated agents set forth on the enclosed WHITE agent designation card (the “Designated Agents”) to call the special meeting.

Please note that written agent designations to call the special meeting will not grant the Designated Agents the power to vote your shares at the special meeting and will not commit you to cast any vote in favor or against any proposal to be brought before the special meeting. To vote on the matters to be brought before the special meeting, you must vote by proxy or in person at the special meeting.

Your agent designation is important, no matter how many or how few Shares you own. Please complete, sign and return the enclosed WHITE agent designation card as promptly as possible. The failure to sign and return the WHITE agent designation card will have the same effect as opposing the calling of a special meeting.

If you have any questions regarding your WHITE agent designation card or need assistance in executing your agent designation card, please contact:

D.F. King & Co., Inc.

48 Wall Street

New York, New York 10005

Shareholders call Toll-Free: (888) 886-4425

All Others Call: (212) 269-5550

Email: AJRD@dfking.com

REVOCATION PROCEDURE

An executed agent designation card may be revoked at any time before the action authorized by the previously executed agent designation becomes effective by marking, dating, signing and delivering a written revocation. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the agent designation previously given is no longer effective. The delivery of a completed, later dated agent designation card will revoke any earlier dated agent designation. The revocation must be delivered to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005.

Our solicitation of agent designations pursuant to this Solicitation Statement is not limited in time under Delaware law. Thus, the Participants have the right to continue to solicit agent designations for an unlimited period of time even after you have submitted your agent designation. This may result in an extended period of time before the special meeting is called or the Participants abandon the solicitation. During this period, facts and circumstances may change as compared to when you submitted your request to call the special meeting. Notwithstanding the foregoing, you may revoke your request to call the special meeting as set forth in the prior paragraph.

SPECIAL INSTRUCTIONS

If you were a holder of record of Common Stock, you may elect to execute an agent designation in favor of calling a special meeting by signing, dating and returning the accompanying WHITE agent designation card promptly in the enclosed post-paid envelope. To the extent you are a stockholder of record and have sold your Common Stock before we deliver the request for a stockholder meeting to the Company, you will not have the right to submit an agent designation in favor of calling a special meeting.

Your agent designation is important. Please sign, date and return the enclosed WHITE agent designation card in the postage-paid envelope provided. If you fail to return a WHITE agent designation card or to instruct your bank, broker firm, dealer, trust company or other nominee to submit a WHITE agent designation card on your behalf, you will effectively be opposing calling a special meeting. YOU MUST SIGN AND DATE THE WHITE AGENT DESIGNATION CARD IN ORDER FOR IT TO BE VALID.

If your Common Stock is held in the name of a bank, broker firm, dealer, trust company or other nominee, only that nominee can exercise the right to designate an agent with respect to the Common Stock that you beneficially own through such nominee, and only upon receipt of your specific instructions. Accordingly, it is critical that you promptly give instructions to your bank, broker firm, dealer, trust company or other nominee to execute an agent designation in favor of calling a special meeting. Please follow the instructions provided on the enclosed WHITE agent designation card. If your bank, broker firm, dealer, trust company or other nominee provides for agent designation instructions to be delivered to them by telephone or internet, instructions will be included on the enclosed WHITE agent designation card. We urge you to confirm in writing your instructions to the person responsible for your account and provide a copy of those instructions to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, NY 10005, so that we will be aware of all instructions given and can attempt to ensure that such instructions are followed.

ADDITIONAL INFORMATION

The Participants have omitted from this Solicitation Statement certain disclosure that will be included in the Company’s Form 10-K/A expected to be filed no later than May 5, 2022. Such disclosure includes, among other things, information regarding securities of the Company beneficially owned by the Company’s directors and management; certain stockholders’ beneficial ownership of more than five percent (5%) of the Company’s securities; information concerning executive compensation; and information concerning the procedures for submitting stockholder proposals for consideration for inclusion in the proxy materials for the annual meeting of stockholders to be held in 2023. Except as otherwise noted herein, the information in this Solicitation Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

PROPOSALS FOR SPECIAL MEETING

Section 2.3(b) the Bylaws of the Company state as follows:

“Only such business shall be conducted at a special meeting of Stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of Stockholders at which Directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof or Stockholders pursuant to Section 2.2 hereof, or (2) provided that the Board or Stockholders pursuant to Section 2.2 hereof has determined that Directors shall be elected at such meeting, by any Stockholder of the Corporation who is a Stockholder at the time the notice provided for in this Section 2.3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.3. In the event the Corporation calls a special meeting of Stockholders for the purpose of electing one or more Directors, any such Stockholder entitled to vote in such election of Directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the Stockholder’s notice required by paragraph (a)(2) of this Section 2.3 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.”

FORWARD-LOOKING STATEMENTS

This Solicitation Statement may include forward-looking statements that reflect the Participants’ current views with respect to future events. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” or similar words are often used to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. Any forward-looking statements made in this Solicitation Statement are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Participants will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business, operations or financial condition. Except to the extent required by applicable law, the Participants undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Dated: May     , 2022

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF THE COMPANY DURING THE PAST TWO YEARS

This Annex I sets forth all transactions with respect to the purchase and sale of securities of the Company effected during the past two years by the Participants. Except as otherwise noted, all such transactions in the table were effected in the open market through a broker.

General Kevin P. Chilton, USAF (Ret.)

Trade Date	Shares of Common Stock Purchased (Sold)	Price Per Share ($)
02/15/2022	485 (Award)	$37.5
02/15/2022	242 (Award)	$37.5
11/15/2021	417 (Award)	$43.6
11/15/2021	208 (Award)	$43.6
08/16/2021	428 (Award)	$42.47
08/16/2021	214 (Award)	$42.47
05/17/2021	756 (Award)	$47.21
05/17/2021	378 (Award)	$47.21
05/17/2021	2,202 (Award)	$0
02/16/2021	355 (Award)	$52.17
02/16/2021	167 (Award)	$52.17
11/16/2020	471 (Award)	$37.14
11/16/2020	235 (Award)	$37.14
08/17/2020	406 (Award)	$43.09
08/17/2020	203 (Award)	$43.09
05/15/2020	905 (Award)	$38.64
05/15/2020	452 (Award)	$38.64
05/15/2020	2,587 (Award)	$38.64

Thomas A. Corcoran

Trade Date	Shares of Common Stock Purchased (Sold)	Price Per Share ($)
02/15/2022	485 (Award)	$37.5
02/15/2022	242 (Award)	$37.5
11/15/2021	417 (Award)	$43.6
11/15/2021	208 (Award)	$43.6
08/16/2021	428 (Award)	$42.47
08/16/2021	214 (Award)	$42.47
06/24/2021	2,000 (Gift)	$0
05/19/2021	2,000 (Gift)	$0
05/17/2021	915 (Award)	$47.21
05/17/2021	457 (Award)	$47.21
05/17/2021	2,202 (Award)	$0
02/16/2021	355 (Award)	$52.17
02/16/2021	167 (Award)	$52.17
11/16/2020	471 (Award)	$37.14
11/16/2020	235 (Award)	$37.14
08/17/2020	406 (Award)	$43.09
08/17/2020	203 (Award)	$43.09
06/10/2020	6,800 (Sold)	$44.52
05/15/2020	1,099 (Award)	$38.64
05/15/2020	549 (Award)	$38.64

05/15/2020	2,587 (Award)	$38.64

Eileen P. Drake

Trade Date	Shares of Common Stock Purchased (Sold)	Price Per Share ($)
02/28/2022	7,422 (Disposed)	$0
02/28/2022	41,098 (Tax withholding)	$38.75
02/28/2022	3,517 (Tax withholding)	$38.75
01/05/2022	5,550 (Disposed)	$0
12/21/2021	19,691 (Award)	$0
03/01/2021	12,761 (Disposed)	$0
03/01/2021	5,605 (Tax withholding)	$51.82
12/23/2020	55,000 (Exercised)	$15.98
12/23/2020	55,000 (Disposed)	$52.8
12/23/2020	17,848 (Exercised)	$23.06
12/23/2020	5,676 (Tax withholding)	$52.81
12/22/2020	10,604 (Exercised)	$0
12/22/2020	54,060 (Tax withholding)	$52.8
12/22/2020	16,619 (Award)	$0
12/22/2020	99,714 (Award)	$0
12/22/2020	65,667 (Tax withholding)	$52.8
09/08/2020	3,291 (Tax withholding)	$40.86
05/04/2020	1,646 (Tax withholding)	$40.02
05/01/2020	3,291 (Tax withholding)	$40.95

Deborah Lee James

Trade Date	Shares of Common Stock Purchased (Sold)	Price Per Share ($)
9/18/2020	2 (sold)	$40.19
6/4/2020	2 (sold)	$45.06

General Lance W. Lord, USAF (Ret.).

Trade Date	Shares of Common Stock Purchased (Sold)	Price Per Share ($)
02/15/2022	485 (Award)	$37.5
02/15/2022	242 (Award)	$37.5
11/15/2021	417 (Award)	$43.6
11/15/2021	208 (Award)	$43.6
08/16/2021	428 (Award)	$42.47
08/16/2021	214 (Award)	$42.47
05/17/2021	756 (Award)	$47.21
05/17/2021	378 (Award)	$47.21
05/17/2021	2,202 (Award)	$0
02/16/2021	355 (Award)	$52.17
02/16/2021	167 (Award)	$52.17
11/16/2020	117 (Award)	$37.14
11/16/2020	235 (Award)	$37.14
08/17/2020	101 (Award)	$43.09
08/17/2020	203 (Award)	$43.09
05/15/2020	226 (Award)	$38.64
05/15/2020	452 (Award)	$38.64
05/15/2020	2,587 (Award)	$38.64

ANNEX II

CERTAIN INFORMATION REGARDING THE PARTICIPANTS

Beneficial Ownership of Shares

The percentages set forth below are calculated based upon an aggregate of 80,544,197 shares of Common Stock (including unvested Common Stock) outstanding as of February 11, 2022 (which number is provided in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 18, 2022).

Ms. Drake beneficially owns 336,131 shares of Common Stock (representing less than 1% of the outstanding Common Stock), among which 119,260 shares of Common Stock are directly beneficially owned by Ms. Drake and 216,871 shares of Common Stock are held by EPD 2018 Trust dated August 7, 2018 and indirectly beneficially owned by Ms. Drake.

Ms. Drake owns Restricted Stock Units (“RSUs”) for 24,994 shares of Common Stock, of which RSUs for 5,303 shares of Common Stock vest on March 2, 2023 and RSUs for 19,691 shares of Common Stock vest in three equal installments beginning on February 28, 2023. In addition, Ms. Drake owns Stock Appreciation Rights (“SARs”) for 171,405 shares of Common Stock, of which: (i) SARs for 13,189 shares of Common Stock are exercisable on April 5, 2019 and expiring on April 5, 2023, (ii) SARs for 53,028 shares of Common Stock are exercisable on May 1, 2020 and expiring on May 1, 2024; (iii) SARs for 46,768 shares of Common Stock are exercisable on February 27, 2021 and expiring on February 27, 2025 and (iv) SARs for 58,420 shares of Common Stock are exercisable on February 28, 2022 and expiring on February 28, 2026. Such SARs and RSUs were awarded to Ms. Drake in her capacity as a director and officer of the Company.

On behalf of General Chilton, 20,436 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by General Chilton pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Such 20,436 shares of Common Stock are not deemed to be beneficially owned by General Chilton.

Mr. Corcoran beneficially owns 107,301 shares of Common Stock (representing less than 1% of the outstanding Common Stock), among which 3,699 shares of Common Stock are directly beneficially owned by Mr. Corcoran and 103,602 shares of Common Stock are held by Thomas A. Corcoran TTEE U/A DTD 07/16/2001 Trust and indirectly beneficially owned by Mr. Corcoran.

Ms. James beneficially owns 29 shares of Common Stock (representing less than 0.01% of the outstanding Common Stock), all of which are held by Deborah Lee James Living Trust.

On behalf of General Lord, 41,911 shares of Common Stock are held by a “rabbi trust,” the receipt of which has been deferred by General Lord pursuant to the Company’s Deferred Compensation Plan for Nonemployee Directors. Thus, such 41,911 shares of Common Stock are not deemed to be beneficially owned by General Lord.

None of Mmes. Baker and Blakey or General Bolden own beneficially or of record any securities of the Company, nor have they entered into any transactions in securities of the Company during the past two years.

Please see Annex I for a list of all transactions in the securities of the Company effectuated by the Participants within the past two years.

The business address of each of General Chilton, Mr. Corcoran, Ms. Drake and General Lord is 222 N. Pacific Coast Highway, Suite 500, El Segundo, CA 90245. The business address of Ms. Baker is 11 Kelly Farm Rd, Simsbury, CT 06070. The business address of Ms. Blakey is 31 West Kirke Street, Chevy Chase, MD 20815. The business address of General Bolden is 1300 Crystal Drive Unit 606S, Arlington, VA 22202. The business address of Ms. James is 2348 NE 28th CT Lighthouse Point, FL 33064.

The shares of Common Stock may be held by the Participants in commingled margin accounts, which may extend margin credit to the Participants from time to time, subject to applicable federal margin regulations, stock exchange rules and credit policies. In such instances, the positions held in the margin account are pledged as collateral security for the repayment of debit balances in the account. The margin accounts bear interest at a rate based upon the broker’s call rate from time to time in effect.

II-1

Other Information

Except as set forth in this Solicitation Statement (including the Annex hereto), (i) during the past ten years, no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors); (ii) no Participant owns beneficially, directly or indirectly, any securities of the Company; (iii) no Participant owns of record but not beneficially any securities of the Company; (iv) no Participant has purchased or sold any securities of the Company within the past two years; (v) no part of the purchase price or market value of the securities of the Company owned by any Participant is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities; (vi) no Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (vii) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (viii) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (ix) no Participant or any of his or its associates was a party to any transaction, or series of similar transactions, since the beginning of the Company’s last fiscal year, or is a party to any currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000; (x) no Participant or any of his or its associates has any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; and (xi) no Participant or any of his or its associates has a substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted on as set forth in this Solicitation Statement.

II-2

PRELIMINARY COPY – SUBJECT TO COMPLETION

[FORM OF WHITE AGENT DESIGNATION CARD]

AGENT DESIGNATION

SOLICITED BY

COMMITTEE FOR AEROJET ROCKETDYNE SHAREHOLDERS AND VALUE MAXIMIZATION

The Committee, composed of Eileen P. Drake, General Kevin P. Chilton, USAF (Ret.), General Lance W. Lord, USAF (Ret.), Thomas A. Corcoran, Gail Baker, Marion C. Blakey, Charles F. Bolden and Deborah Lee James, are soliciting this agent designation for the appointment of the Designated Agents (as defined below) to call a special meeting of the stockholders of Aerojet Rocketdyne Holdings, Inc. (the “Company”). The board of directors of the Company (the “Board”) is not soliciting this agent designation.

Each of the undersigned hereby constitutes and appoints [                ] and [                ], with full power of substitution and resubstitution, the proxy and agent of the undersigned (said proxy and agent, together with each substitute appointed by them, if any, collectively, the “Designated Agents”) in respect of all shares of common stock (the “Common Stock”), of the Company that are now owned or may be hereafter owned by the undersigned to do any or all of the following, to which each of the undersigned hereby consents:

(1)

Call a special meeting of stockholders of the Company (the “special meeting”) to be held as soon as practicable for the purpose of considering and voting upon the following proposals (each as more fully described in the Solicitation Statement dated May     , 2022):

•	Proposal 1: remove all eight members of the Company’s Board of Directors, subject to the concurrent election of a new Board pursuant to Proposal 2;

•	Proposal 2: subject to the concurrent approval of Proposal 1, elect a new eight-member Board of Directors;

•

Proposal 3: approve the adjournment of the special meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal 1 or Proposal 2; and

•	Proposal 4: transact such other business as may properly be included in the notice of special meeting.

(2)

Exercise any and all other rights of each of the undersigned or to take any actions necessary or advisable on behalf of each of the undersigned incidental to calling the special meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect (including, without limitation, calling the special meeting, setting the date, time and location of the special meeting, and signing and delivering the notice of the special meeting); provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any shares of Common Stock owned by the undersigned at the special meeting or at any other meeting of stockholders of the Company.

The undersigned CONSENTS to the request of the Special Meeting and agent designation.	☐

The undersigned DOES NOT CONSENT to the request of the Special Meeting and agent designation.	☐

The undersigned acknowledges the information set forth in the definitive Solicitation Statement filed with the Securities and Exchange Commission on [                ] by the Committee, which information is incorporated by reference herein. The undersigned further authorizes and designates the Designated Agents to collect and deliver this request to the Company, and to deliver any other information required in connection therewith.

This request supersedes, and the undersigned hereby revokes, any earlier-dated revocation which the undersigned may have submitted to the Committee, the Company or any designee of either.

Date:                         , 2022

Signature

Signature, if jointly held

Title:

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give full title as such. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized person.

PLEASE SIGN, DATE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.